Exhibit 10.15

QGOG CONSTELLATION S.A.

2013 INCENTIVE COMPENSATION PLAN

1. Establishment; Effective Date; Purposes; and Duration.

(a) Establishment of the Plan; Effective Date. QGOG Constellation S.A., a société anonyme (a public limited liability company) established under the laws of Luxembourg (the “Company”), hereby establishes this incentive compensation plan to be known as the “QGOG Constellation S.A. 2013 Incentive Compensation Plan,” as set forth in this document (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards. Following adoption of the Plan by the Board, the Plan shall become effective upon the IPO Date, provided that prior to the IPO Date, and within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan is approved by the holders of a majority of the outstanding Shares which are present and voted at a meeting, or by written consent in lieu of a meeting (the “Effective Date”). If the IPO does not occur prior to             , 2013, the Plan shall not become effective and shall thereupon be deemed to have been null and void ab initio. The Plan shall remain in effect as provided in Section 1(c).

(b) Purposes of the Plan. The purposes of the Plan are: (i) to enhance the Company’s and the Affiliates’ ability to attract highly qualified personnel; (ii) to strengthen their retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company and the Affiliates; and (iv) to align the interests of Plan participants with those of the Company’s shareholders. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards.

(c) Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 15, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2. Definitions.

Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; (iii) Queiroz Galvão Óleo; (iv) Gás S.A.; and/or (v) to the extent provided by the Committee, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards.

(d) “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Section 11.

(g) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) commission of (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or an Affiliate or that legally prohibits the Participant from working for the Company or any Affiliate; (B) breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s duties to the Company and the Subsidiaries and Affiliates; (C) dishonesty in the course of fulfilling the Participant’s employment duties; (D) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the policies of the Company or any Affiliate in any material respect, or (3) to follow specific reasonable directions received from the Company or any Affiliate; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(h) “Change in Control” means the occurrence of any of the following:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [20]% or more of either (A) the then-outstanding shares of common stock of the Company (the

“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iii)(A), 2(h)(iii)(B) and 2(h)(iii)(C);

(ii) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Affiliate, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any Affiliate (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(i) “Change in Control Price” means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change in Control occurs, provided that if the use of such highest Fair Market Value in respect of a particular Award would cause an additional tax to be due and payable by the Participant under Section 409A of the Code, the Board or Committee shall determine the Change in Control Price in respect of such Award in a manner that does not have such result.

(j) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(k) “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

(l) “Common Stock” means common stock, with no par value, of the Company. In the event of any adjustment pursuant to Section 4(c), the stock or security resulting from such adjustment shall be deemed to be Common Stock within the meaning of the Plan.

(m) “Consultant” means a consultant, advisor or other independent contractor who is a natural person and performs services for the Company or an Affiliate in a capacity other than as an Employee or Director.

(n) “Director” means any individual who is a member of the Board of Directors of the Company.

(o) “Disability” means (i) “Disability” as defined in the applicable Award Agreement, or any Individual Agreement, to which the Participant is a party, or (ii) if clause (i) does not apply, (A) permanent and total disability as determined under the Company’s, or an Affiliate’s, long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “disability” as determined by the Committee.

(p) “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company or an Affiliate.

(q) “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, awarded under Section 10.

(r) “Effective Date” shall have the meaning ascribed to such term in Section 1(a).

(s) “Eligible Individual” means any Employee, Non-Employee Director or Consultant, and any prospective Employee and Consultant who has accepted an offer of employment or consultancy from the Company or any Affiliate.

(t) “Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2(t) shall be considered an Employee for purposes of the Plan.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(v) “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion. The foregoing to the contrary notwithstanding, the Fair Market Value of a Share on the IPO Date shall be the price to the public as set forth in the final prospectus filed with the SEC pursuant to Rule 424 under the Securities Act with respect to the IPO.

(w) “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

(x) “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Section 7.

(y) “Good Reason” means, unless otherwise provided in an Award Agreement, (i) “Good Reason” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason: (A) a material reduction by the Company or an Affiliate in the Participant’s rate of annual base salary from that in effect immediately prior to the Change in Control; (B) a material reduction by the Company or an Affiliate in the Participant’s annual target bonus opportunity from that in effect immediately prior to the Change in Control; or (C) the Company or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change in Control. Notwithstanding the foregoing, a Termination of Service of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company or an Affiliate, as applicable, of Termination of Service within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and (ii) the Company or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason.

(z) “Grant Date” means the later of: (i) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, provided that as soon reasonably practical thereafter the Committee (or its designee) both notifies the Eligible Individual of the Award and enters into an Award Agreement with the Eligible Individual, or (ii) the date designated as the “grant date” in an Award Agreement.

(aa) “Grant Price” means the price established as of the Grant Date of an SAR pursuant to Section 7 used to determine whether there is any payment due upon exercise of the SAR.

(bb) “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

(cc) “Individual Agreement” means an employment, change of control, consulting or similar agreement between a Participant and the Company or an Affiliate that is in effect as of the Grant Date of an Award hereunder.

(dd) “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

(ee) “IPO” means an initial public offering of the Shares pursuant to a F-1 registration statement filed with the SEC under the Securities Act as a result of which (i) the Shares become listed on one or more nationally recognized securities exchanges, and (ii) the Company realizes net proceeds of not less than $[—] million.

(ff) “IPO Date” means the date of the closing of the IPO.

(gg) “New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

(hh) “Non-Employee Director” means a Director who is not an Employee.

(ii) “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(jj) “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

(kk) “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

(ll) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(mm) “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth in Section 9.

(nn) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(oo) “Performance Period” means the period of time, as determined in the discretion of the Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(pp) “Period of Restriction” means the period of time during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and/or other restrictions, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, in each case in accordance with Section 8.

(qq) “Restricted Stock” means an Award of Shares granted to a Participant, subject to the applicable Period of Restriction, pursuant to Section 8.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares or cash, subject to the applicable Period of Restriction, granted pursuant to Section 8.

(ss) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

(tt) “SEC” means the Securities and Exchange Commission.

(uu) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(vv) “Share” means a share of Common Stock (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4(c)).

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Section 7.

(xx) “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(yy) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company and/or an Affiliate or with which the Company and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or an Affiliate, including a transaction described in Code Section 424(a).

(zz) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances. Unless otherwise determined by the Committee (and subject to the limitations applicable to ISOs under the Code), a Termination of Service shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an applicable Company or Affiliate policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute a Termination of Service if the individual continues to perform bona fide services for the Company or an Affiliate (subject to the limitations applicable to ISOs under the Code). A Participant employed by, or performing services for, an Affiliate or a division of the Company or of an Affiliate shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

3. Administration.

(a) General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence. Notwithstanding any other provisions of the Plan to the contrary, following the IPO, for any period during which the Committee does not exist, members of the Company’s senior management, as designated by Board, may exercise the same responsibilities and powers as those granted to the Committee under this Section 3 except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange.

(b) Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(i) select Eligible Individuals who may receive Awards under the Plan and become Participants;

(ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(iii) determine the sizes and types of Awards;

(iv) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(v) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate;

(vi) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(vii) make all determinations under the Plan concerning Termination of Service of any Participant’s employment or service with the Company or an Affiliate, including whether such Termination of Service occurs by reason of Cause, Good Reason, Disability, retirement or in connection with a Change in Control, and whether a leave constitutes a Termination of Service;

(viii) determine whether a Change in Control shall have occurred;

(ix) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(x) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(xi) establish and administer any performance goals in connection with any Awards, including applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to any Award intended to qualify as Performance Compensation Award were in fact satisfied;

(xii) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(xiii) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(xiv) make all valuation determinations relating to Awards and the payment or settlement thereof;

(xv) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(xvi) amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(xvii) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(xviii) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xix) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

(c) Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

(d) Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of an Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(e) Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(f) Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not (i) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (ii) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; or (iii) delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3(f) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

4. Shares Subject To The Plan.

(a) Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Subject to adjustment as provided in Section 4(c), the total number of Shares that may be issued pursuant to Awards under the Plan shall be [—] Shares.1

(b) Rules for Calculating Shares Issued.

(i) Shares underlying Awards that are forfeited (including any Shares subject to an Award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised shall be available for issuance pursuant to future Awards.

(ii) Any Shares withheld or tendered to pay the Option Price of an Option or other purchase price of an Award, or withholding tax obligations with respect to an Award, shall not be available for issuance pursuant to future Awards.

(iii) If any Shares subject to an Award are not delivered to a Participant because (A) a payment upon exercise of a Stock Appreciation Right is made in Shares, or (B) such Award is settled for cash, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall not be available for issuance pursuant to future Awards.

(iv) Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for issuance under the Plan; provided, however, that the total number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be [—] Shares, as adjusted pursuant to paragraphs (i) and (ii) of this Section 4(b) and Section 4(c).

[1]	NTD: 2-5% of outstanding shares at effective date of Plan.

(c) Adjustment Provisions. Notwithstanding any other provisions of the Plan to the contrary, in the event of (i) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (ii) any unusual or nonrecurring events (including a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limits under Section 4(c)) and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option Price or Grant Price with respect to any Award or (3) any applicable performance;

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Option Price or Grant Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Option Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Committee shall determine any adjustment pursuant to this Section 4(c): (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and Performance Compensation Awards and (ii) subject to Section 16(g)(vi). Any adjustments under this Section 4(c) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. Any actions or determinations of the Committee under this Section 4(c) need not be uniform as to all outstanding Awards, nor treat all Participants identically. All determinations of the Committee as to adjustments, if any, under this Section 4(c) shall be conclusive and binding for all purposes.

(d) No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

5. Eligibility and Participation.

(a) Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6(i)(i).

(b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Section 4), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

(b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

(c) Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6(i)(iii), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market

Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c), in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

(d) Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Incentive Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

(e) Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. The Committee, in its discretion, may allow a Participant to exercise an Option that has not otherwise become exercisable pursuant to the applicable Award Agreement, in which case the Shares then issued shall be Shares of Restricted Stock having a Period of Restriction analogous to the exercisability provisions of the Option. In the event that any portion of an exercisable Option is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the Option is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the Option Price per Share of such portion of the Option is less than the Fair Market Value of a Share, then on the date that such portion of the Option is scheduled to expire or terminate, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a “net exercise” (as described in Section 6(f)(iii)) and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 16(b)(i)). The period of time over which a Nonqualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such Option the Participant’s exercise of such Option would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

(f) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Section 16. The Option Price upon exercise of any Option shall be payable to the Company in full by cash, check or such cash equivalent as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:

(i) Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that such already owned Shares must have been either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price).

(ii) Payment may be made by means of a broker-assisted “cashless exercise” pursuant to which a Participant may elect to deliver a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of Share sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes.

(iii) Payment may be made by a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of Shares otherwise deliverable to the Participant upon such exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised, increased by the amount of any applicable withholding taxes.

(iv) Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6(f) and satisfaction of tax obligations in accordance with Section 16, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 19(i). Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

(g) Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

(h) Termination of Service. Except as otherwise provided by Section 6(e) or in the applicable Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. An Option shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6(h) to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service.

(i) Limitations on Incentive Stock Options.

(i) General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(ii) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(iii) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the Grant Date of such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the

Committee. The Committee may grant an SAR (i) in connection with, and at the Grant Date of, a related Option (a “Tandem SAR”), or (ii) independent of, and unrelated to, an Option (a “Freestanding SAR”). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

(b) Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7(b). The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c). The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7(g). An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. In the event that any portion of an exercisable Freestanding SAR is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the SAR is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) that would otherwise prohibit exercise of such portion of the SAR and (y) the Grant Price per Share of such portion of the SAR is less than the Fair Market Value of a Share, then on the date that such portion of the SAR is scheduled to expire or terminate, such portion of the SAR (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the

Participant and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 16(b)(i)). The period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such SAR the Participant’s exercise of such SAR would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

(e) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

(f) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term of any Tandem SAR shall be the same as the related Option.

(g) Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(ii) The number of Shares with respect to which the SAR is exercised,

after deduction of any tax withholding in accordance with Section 16.

Notwithstanding the foregoing provisions of this Section 7(g) to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value as of the date of such exercise, or in some combination thereof.

(h) Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(i) Termination of Service. Except as otherwise provided by Section 7(d) or in the applicable Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee

Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. A SAR shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 7(i) to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in Section 6(e) (in the case of Tandem SARs) or in Section 7(d) (in the case of Freestanding SARs).

8. Restricted Stock and Restricted Stock Units.

(a) Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Awards of Restricted Stock may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Shares of Restricted Stock, and any such required cash payment shall be set forth in the applicable Award Agreement. Subject to the terms and conditions of this Section 8 and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8(f), the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Section 8 or the applicable Award Agreement or as determined by the Committee.

(b) Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

(c) Nontransferability of Restricted Stock. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

(d) Period of Restriction and Other Restrictions. The Period of Restriction applicable to an Award of Restricted Stock or Restricted Stock Units shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

(e) Delivery of Shares and Settlement of Restricted Stock Units. Upon the expiration of the Period of Restriction with respect to any Shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Award Agreement. If applicable stock certificates are held by the Secretary of the Company or an escrow holder, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock that have not then been forfeited and with respect to which the Period of Restriction has expired. Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Period of Restriction with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Shares beyond the expiration of the Period of Restriction. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date on which the Period of Restriction lapsed with respect to such Restricted Stock Units, less applicable tax withholdings in accordance with Section 16.

(f) Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates shall bear an appropriate legend, and, if the Committee determines that the Shares of Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending expiration of the Period of Restriction, the Committee may require the Participant to additionally execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) an appropriate stock power (endorsed in blank) with respect to such Shares of Restricted Stock. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8(f), shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

(g) Rights as a Stockholder.

(i) Restricted Stock. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (A) any adjustment as provided in Section 4(c), or (B) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

(ii) Restricted Stock Units. A Participant receiving Restricted Stock Units shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon expiration of the Period of Restriction and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(h) Termination of Employment or Service. Except as otherwise provided in this Section 8(h), during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination of Service or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of Service.

9. Other Stock-Based Awards.

(a) Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

(d) Rights as a Stockholder. A Participant receiving an Other Stock-Based Award shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(e) Termination of Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

10. Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 20(d). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

11. Cash-Based Awards.

(a) Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Cash-Based Award entitles the Participant who receives such Award to receive a payment in cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which shall be set forth in the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Earning and Payment of Cash-Based Awards. Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award. Payment of earned Cash-Based Awards shall be as determined by the Committee and set forth in the Award Agreement.

(c) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Cash-Based Award following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

12. Transferability Of Awards; Beneficiary Designation.

(a) Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 13(c). Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

(b) All Other Awards. Except as otherwise provided in Section 8(e) or Section 12(c) or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 12(a) and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 12(a) and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an

Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 12(b) shall be void and unenforceable against the Company.

(c) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

13. Rights of Participants.

(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(i) Give any Eligible Individual the right to be retained in the employment or service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) Restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify any Eligible Individual’s employment or service at any time with or without Cause;

(iii) Confer on any Eligible Individual any right of continued relationship with the Company and/or an Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with an Eligible Individual;

(iv) Constitute a contract of employment or service between the Company or any Affiliate and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(v) Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(vi) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

(b) Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

(c) Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

(d) No Effects on Benefits; No Damages. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of Service of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination of Service, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

(e) One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

14. Change In Control.

(a) Alternative Awards. Notwithstanding any other provisions of the Plan to the contrary, the occurrence of a Change in Control will not itself result in the cancellation,

acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change in Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award immediately prior to the Change in Control (as determined by the Board or the Committee (as constituted prior to the Change in Control), in its discretion);

(iv) have terms and conditions which provide that if the Participant incurs a Termination of Service by the New Employer under any circumstances other than involuntary Termination of Service for Cause or resignation without Good Reason within one (1) year following the Change in Control, (1) any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, as the case may be, and (2) to the extent applicable, each such Alternative Award outstanding as of the date of such Termination of Service may thereafter be exercised until the later of (A) the last date on which such Award would have been exercisable in the absence of this Section 14(a), and (B) the earlier of (I) the third anniversary of such Change in Control and (II) expiration of the term of such Award; and

(v) not subject the Participant to the assessment of additional taxes under Section 409A of the Code.

(b) Accelerated Vesting and Payment.

(i) Notwithstanding any other provisions of the Plan to the contrary, in the event Section 14(a) does not apply, upon a Change in Control, (1) all outstanding Awards shall become fully vested, nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control; (2) the Board or the Committee (as constituted prior the Change in Control) shall provide that in connection with the Change in Control (A) each outstanding Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with Section 14(b)(ii)) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change in Control over the Option Price or Grant Price applicable to such Option or Stock Appreciation Right, (B) each Share of Restricted Stock, each Restricted Stock Unit and each other Award denominated in Shares shall be cancelled in exchange for an amount (payable in accordance with Section 14(b)(ii)) equal to the Change in Control Price multiplied by the number of Shares covered by such Award, (C) each Award not denominated in Shares shall be cancelled in exchange for the full amount of such Award (payable in accordance with Section 14(b)), and (D) any Award the payment or settlement of which was deferred under Section 20(d) or otherwise shall be cancelled in exchange for the full amount of such deferred Award (payable in accordance with Section 14(b)(ii)); (3) the target performance goals applicable to any outstanding Awards shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable Performance Period then outstanding; and (4) the Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 14(b)(i), make adjustments and / or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(ii) Payments. Payment of any amounts in accordance with this Section 14(b) shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change in Control), in securities of the New Employer that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days, following the Change in Control.

(c) Certain Terminations of Service Prior to Change in Control. Any Participant who incurs a Termination of Service under any circumstances other than involuntary Termination of Service for Cause or resignation without Good Reason on or after the date on which the Company entered into an agreement in principle the consummation of which would constitute a Change in Control, but prior to such consummation, and such Change in Control actually occurs, shall be treated, solely for purposes of the Plan (including this Section 14), as continuing in the Company’s, or the applicable Affiliate’s, employment or service until the occurrence of such Change in Control and to have been Terminated under such circumstances immediately thereafter.

(d) Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Section 14 may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

(e) No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4(c) or this Section 14 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 14 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing provisions of this Section 14, the Committee shall determine the adjustments provided in this Section 14: (i) subject to Section 16(g)(vi), and (ii) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options, and in no event may any ISO be exercised after ten (10) years from the Grant Date thereof.

15. Amendment and Termination.

(a) Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

(b) Amendment of Awards. Subject to the immediately following sentence, the Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall cause an Award that is intended to qualify as a Performance Compensation Award not to so qualify or otherwise be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

16. Tax Withholding and Other Tax Matters.

(a) Tax Withholding. The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

(b) Withholding or Tendering Shares. Without limiting the generality of Section 16(a), subject to any applicable laws, a Participant may (unless disallowed by the Committee) elect to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise or payment (or which meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy such tax obligations), based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(c) Restrictions. The satisfaction of tax obligations pursuant to this Section 16 shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

(d) Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

(e) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing such election with the Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(f) No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(g) Nonqualified Deferred Compensation.

(i) It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (ii) of this Section 16(g), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(ii) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

(iii) The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

(iv) No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(v) The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 16(g)(v), any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.

(vi) Notwithstanding the provisions of Section 4(c) to the contrary, (1) any adjustments made pursuant to Section 4(c) to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (2) any adjustments made pursuant to Section 4(c) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4(c) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.

(vii) If any Award is subject to Section 409A of the Code, the provisions of Section 15 shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to paragraph (ii) of this Section 16(g).

(viii) Notwithstanding any other provision in the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Participant is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Participant on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).

17. Limits Of Liability; Indemnification.

(a) Limits of Liability. Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(i) None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(ii) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(iii) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award, or (iii) any tax, interest, or penalties any Participant or other person might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(b) Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

18. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Forfeiture / Clawback. The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Service with or without cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

20. Miscellaneous.

(a) Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

(b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate Notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Section 16, in accordance with the Plan and such Participant’s Award Agreement.

(d) Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

(e) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

(f) Section 16 of Exchange Act. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

(g) Requirements of Law; Limitations on Awards.

(i) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(ii) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(iii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(iv) Upon termination of any period of suspension under this Section 20(g), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(v) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(vi) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h) Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

(i) Governing Law. Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions, which shall be construed, under the laws of Luxembourg, the Plan and each Award Agreement shall be governed by and construed in accordance with the laws of the State of [New York], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of [New York], to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(j) Plan Unfunded. The Plan shall be an unfunded plan for incentive compensation. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company. With respect to any payments not yet made to any person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give such person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the payment any amounts as they come due under the Plan. Neither the Participant nor the Participant’s duly-authorized transferee or beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company or any Affiliate.

(k) Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

(l) Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(m) No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

(n) Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of an Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to an Affiliate that are subsequently forfeited or canceled.

(o) Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

(p) Right of Offset. The Company and the Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement, in each case to the extent permitted by applicable law and not in violation of Code Section 409A.

(q) Participants Based Outside of the United States. The Committee may grant awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including to maximize tax efficiency).